UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2016

Ritchie Bros. Auctioneers Incorporated

(Exact name of registrant as specified in its charter)

Canada	001-13425	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6
(Address of principal executive offices) (Zip Code)

(778) 331-5500

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

On August 29, 2016, Ritchie Bros. Auctioneers Incorporated (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which it has agreed to acquire IronPlanet Holdings, Inc. (“IronPlanet”).

Under the terms of the Merger Agreement, a wholly owned subsidiary of the Company will merge with and into IronPlanet, with IronPlanet surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). Pursuant to the Merger, each share of IronPlanet capital stock outstanding at the completion of the Merger will be converted into a right to receive a cash payment. Vested options will be converted into a right to receive a cash payment net of the applicable option exercise price, and unvested equity interests in IronPlanet will be assumed by the Company and converted into a right to receive Company equity, subject to the same vesting schedule and restrictions as applied prior to the Merger. The aggregate purchase price for the transaction is approximately $758.5 million.

The Merger and Merger Agreement have been approved by the boards of directors of the Company and IronPlanet and IronPlanet has delivered to the Company written consents representing the requisite vote of the IronPlanet stockholders to approve and adopt the Merger Agreement.

Consummation of the Merger is subject to customary conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as the obtaining of certain foreign antitrust clearances, (ii) the absence of a material adverse change with respect to IronPlanet since the date of the Merger Agreement, as described in the Merger Agreement; (iii) the Committee on Foreign Investment in the United States (“CFIUS”) having provided a written notice to the effect that review of the transactions contemplated by the Merger Agreement has been concluded and has terminated all action under the Section 721 of the Defense Production Act of 1950, as amended; and (iv) absent termination of IronPlanet’s registrations or withdrawal of registrations under the International Traffic in Arms Regulation (the “ITAR”), the U.S. Department of State having concluded its review and not taken action to block or prevent the consummation of the Merger.

The Merger Agreement contains customary representations and warranties of IronPlanet and the Company, covenants regarding IronPlanet's operation of its business prior to the closing of the Merger, and provisions regarding indemnification in favor of the Company. The Company will deposit into escrow a specified portion of the total merger consideration otherwise payable in the Merger to holders of IronPlanet securities, to be held in escrow for indemnification claims, if any, under the Merger Agreement, subject to certain exceptions, for a period of nine months following the completion of the Merger

The Merger Agreement contains certain termination rights of the Company and IronPlanet, including for (i) the failure to consummate the Merger by June 29, 2017 (the “End Date”), subject to an extension to September 29, 2017 to satisfy certain conditions related to regulatory approvals, (ii) the existence of certain legal restraints prohibiting the consummation of the Merger or (iii) a material, uncured breach of the Merger Agreement. The End Date may be further extended in the event the marketing period for the Company’s debt financing for the transaction has commenced, but not yet been completed, until three business days after the final date of the marketing period.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, IronPlanet or their respective subsidiaries and affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company, IronPlanet or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, its Annual Reports on Form 10-K, Current Reports on Form 10-Q and other documents that the Company files with the U.S. Securities and Exchange Commission or the Canadian Securities Administrators.

Commitment Letter

In connection with the execution of the Merger Agreement, the Company has obtained a financing commitment (the “Commitment Letter”), dated August 29, 2016, from Goldman Sachs Bank USA (“GS Bank”) pursuant to which GS Bank is committing to provide (i) a senior secured revolving credit facility in an aggregate principal amount of $150 million (the “Revolving Facility”) and (ii) a senior unsecured bridge loan facility in an aggregate principal amount of up to $850 million (the “Bridge Loan Facility,” and together with the Revolving Facility, the “Facilities”). The Company may replace all or a portion of the Bridge Loan Facility with senior unsecured debt securities or certain other bank loan facilities.

The Company may use the proceeds of the Facilities (i) to finance the transactions contemplated by the Merger Agreement; (ii) to repay, redeem, repurchase, refinance and/or satisfy and discharge certain existing indebtedness of the Company and IronPlanet; (iii) to pay the costs and expenses relating to the transactions contemplated by the Merger Agreement and the Facilities; and (iv) with respect to the Revolving Facility only, for other general corporate purposes of the combined company after consummation of the Merger. The commitments of GS Bank under the Commitment Letter are subject to conditions, including the absence of a Material Adverse Change (as defined in the Merger Agreement) and the accuracy of certain other limited representations and other customary conditions.

The final termination date for the Commitment Letter shall occur upon the earliest of: (i) the date that is five business days after the End Date (as defined in the Merger Agreement as of August 29, 2016), (ii) the valid termination of the Merger Agreement prior to consummation of the Merger or (iii) the consummation of the Merger with or without the Facilities being funded.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated August 29, 2016, by and among the Company, Topaz Mergersub, Inc., IronPlanet, and Fortis Advisors LLC (as representative of the indemnifying securityholders thereunder)

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITCHIE BROS. AUCTIONEERS INCORPORATED

By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary

Date:  August 31, 2016

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated August 29, 2016, by and among the Company, Topaz Mergersub, Inc., IronPlanet, and Fortis Advisors LLC (as representative of the indemnifying securityholders thereunder)

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.